    As filed with the Securities and Exchange Commission on February 7, 2000

                                                       Registration No. 333-4319

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                 K2 DESIGN, INC.
                 (Name of Small Business Issuer in its Charter)

    Delaware                          7389                     13-3886065
 (State or other                (Primary Standard           (I.R.S. Employer
 jurisdiction of                   Industrial              Identification No.)
 incorporation or             Classification Number)
  organization)

                                -----------------

                                                     Lynn Fantom, President
        K2 DESIGN, INC.                                  K2 Design, Inc.
  30 Broad Street, 16th Floor                      30 Broad Street, 16th Floor
      New York, NY 10004                               New York, NY  10004
        (212) 301-8800                                   (212) 301-8800
(Name, address and telephone number                    (Name, address and
of principal executive offices and                      telephone number
 principal place of business)                         of agent for service)

                                -----------------

                                    Copy to:

                              Neil S. Belloff, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                                -----------------

      Approximate Date of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------

                                   PROSPECTUS

                                 K2 Design, Inc.

                         100,000 Shares of Common Stock
                                       and
                100,000 Redeemable Common Stock Purchase Warrants

                            ------------------------

      This Prospectus relates to the sale by Donald & Co. Securities, Inc., the selling securityholder, of 100,000 shares of our common stock and 100,000 redeemable common stock purchase warrants, issuable upon exercise of the Representative's Warrants received by the selling securityholder in connection with our initial public offering in July 1996 . Two warrants entitle the holder thereof to purchase one share of common stock at a price of $7.50 per share until July 25, 2001. The warrants are redeemable at a price of $.05 per warrant if the closing price of our common stock equals or exceeds $10.50 for 20 consecutive trading days.

      We will not receive any proceeds from the sale of securities by the selling securityholder other than the exercise price of any warrants that are exercised.

      Our common stock and warrants are each quoted on the Nasdaq SmallCap Market under the symbols "KTWO" and "KTWOW", respectively. On February 3, 2000, the closing sale price of our common stock and warrants were $7.375 and $1.3125, respectively.

                               -------------------

      These are speculative securities and an investment in these securities involves a high degree of risk. Please refer to "Risk Factors" beginning on page 4 .

                               -------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined if this Prospectus is truthful or complete. Any statement to the contrary is a crime.

                               -------------------

                                February 7, 2000

                               PROSPECTUS SUMMARY

Our Business

      We provide interactive marketing and communications services to commercial organizations over the Internet and World Wide Web. We also provide development of CD-ROM discs, media placement on Web sites, live Internet broadcasts and the development of brand and direct response strategies and offline media services. Our services are used by our clients to create a new medium for advertisement, promotion and technical support of such customer's products and services. We have designed and created more than 80 Web sites, including MCI Telecommunications Corporation, a subsidiary of MCI Communications Corporation, and for Waterhouse Securities Corporation, Bell Communications Research, Inc., American Express Company, Bayer Corporation, Wavephore, Inc. and Lexis-Nexis.

      We commenced operations in 1993. Our principal offices are located at 30 Broad Street, New York, New York 10004 and our telephone number is (212) 301-8800. Our Web site is located at http://www.k2design.com, however, nothing contained on our Web site is incorporated into or a part of this Prospectus.

                                  THE OFFERING

Securities offered                        100,000 shares of common stock and
 by selling securityholder                100,000 redeemable common stock
                                          purchase warrants.

Terms of warrants                         Each warrant is exercisable at any
                                          time until July 25, 2001. Two warrants
                                          entitle the holder thereof to purchase
                                          one share of common stock at an
                                          exercise price of $7.50 per share
                                          (subject to adjustment in the event of
                                          stock splits or similar events). We
                                          may redeem the warrants, upon at least
                                          30 days prior written notice, at $.05
                                          per warrant, if the closing price of
                                          our common stock equals or exceeds
                                          $10.50 per share for 20 consecutive
                                          trading days.

Common stock outstanding                  3,498,170 shares
 prior to exercise of warrants (1)

Common stock outstanding                  3,548,170 shares
 after exercise of warrants

Use of proceeds                           We will not receive any proceeds from
                                          the sale of the securities offered by
                                          the selling securityholder. However,
                                          we will receive proceeds upon the
                                          exercise of the warrants. We
                                          expect to use the net proceeds of any
                                          such exercise for working capital and
                                          general corporate purposes.

Nasdaq symbols:

  Common Stock                            "KTWO"

  Warrants                                "KTWOW"

Risk factors                              Investment in the common stock and
                                          warrants involves significant risk.
                                          See "Risk Factors."

----------------------

(1) Does not include (a) shares of common stock issuable upon exercise of outstanding options and warrants to purchase shares of common stock and
      (b) shares of common stock reserved for issuance under our stock option plan.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission. Those reports, proxy statements and other information may be obtained:

      o At the Public Reference Room of the SEC, Room 1023 -- Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

      o At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

      o At the offices of the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or

      o From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy statements and other information regarding issuers that file electronically with the SEC.

      Some locations may charge prescribed rates or modest fees for copies. For more information on the public reference rooms, call the SEC at 1-800-SEC-0330.

      This Prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding our business and our common stock and warrants, including certain exhibits. You can get a copy of the registration statement from the SEC at the addresses listed above or from its Internet Web site.

                                  RISK FACTORS

      Our securities are highly speculative and subject to significant risk of loss. You should participate only if you can bear the risk of the entire loss of your investment. In analyzing this offering, you should carefully consider the following factors.

If we are unable to obtain sufficient funds to grow, and incur a cash flow deficit, your investment could be lost.

      Our focus is on increasing the volume of all of our services. In order to enhance and expand our operations, we have hired and will continue to hire additional personnel and have incurred and will continue to incur substantial expenses for:

      o     administration
      o     production
      o     technical resources
      o     marketing
      o     customer support
      o     infrastructure

      We had an operating cash flow deficit of $(792,000) in fiscal 1997, an operating cash flow of $474,000 in fiscal 1998 and at September 30, 1999, an operating cash flow deficit of $(2,977,000). We may require additional sources of financing in order to satisfy our working capital needs, which may be unavailable or prohibitively expensive. Should such financing be unavailable or prohibitively expensive when we require it, we would not be able to finance any expansion of our business and may not be able to satisfy our working capital needs, either of which would have a material adverse effect on our business, operating results and financial condition.

We have a short operating history, have incurred recent operating losses and expect future operating losses.

      Our revenues for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997 were $3,972,000, $6,420,000 and $7,501,000, respectively, with income (losses) from continuing operations of $373,000, $(1,672,000) and $(1,241,000), respectively. Net income was $373,000 for the nine months ended September 30, 1999, $1,237,000 for fiscal 1998 and a net loss of $(1,703,000) for fiscal 1997. Our net income in fiscal 1998 was due to the gain on the sale of discontinued operations and our net income for the nine months ended September 30, 1999 was primarily due to the gain on the sale of investment securities. There can be no assurance that we will be profitable in the future or that revenue growth, if any, can be sustained.

      Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets and especially those in Internet and other computer related markets. There can be no assurance that we will be successful in addressing these risks.

We may be unable to continue managing successive rapid growth.

      We have experienced substantial growth in services to our customers and the number of our employees, which has resulted in:

            o     increased responsibility of management;
            o strain on management, administrative, operational, financial and technical resources; and
            o increased demands on our management information systems and controls.

There can be no assurance that we will effectively develop and implement systems, procedures or controls adequate to support our operations or that management will be able to achieve the rapid execution necessary to fully exploit all opportunities for our services. To manage our business and growth, we must continue to implement and improve our operational and financial systems and continue to expand, train and manage our employees. If we are unable to manage our business effectively, our business, operating results and financial condition will be materially adversely affected.

Our business may be adversely affected if we do not continue developing our market strategy.

      Our marketing efforts have expanded as the range of services which we offer has increased. In addition to developing strategic relationships with other companies and channel sources that seek to augment their businesses by directly or indirectly offering to their clients Web site services provided by us and other third parties, we also directly market our core creative services as well as the services of our media group.

      To avoid any conflict with a channel source, we do not offer services to clients referred by a particular channel source that could be provided to those clients by that channel source. Since we do not expect to offer our full range of services to these clients, projects for them may be less profitable than full-service production projects for other clients. Conflicts of interest may jeopardize the stability of revenues generated from existing clients and channel sources and preclude access to business prospects, either of which could have a material adverse effect on our business, financial condition and operating results.

      Should a channel source favor other providers of similar services, fail to effectively market our services as a result of the channel source's competitive position or otherwise, or not utilize our services to the extent anticipated, our business will be adversely affected. Our inability to recruit, manage or retain additional channel sources, or to provide services to even indirect competitors of existing clients or channel sources, or their inability to market our services effectively or provide timely and cost-effective customer support and service, could materially adversely effect our business, operating results and financial condition.

Project-oriented clients dominate our revenue base, which may adversely affect our ability to generate revenue.

      Since many of our clients engage us on a single project basis, clients from whom we generated substantial revenue in one period have not necessarily been a substantial source of revenue in a subsequent period. Additionally, costs are significantly higher with respect to single projects as compared to servicing a client on a multiple project or continuous basis. Due to our limited operating history and the emerging nature of the Internet, we cannot be sure whether our future relationships with clients will be on a project basis or on a longer term relationship basis. To the extent we do not generate repeat or ongoing business from our clients, we will incur higher sales and marketing expenses associated with attracting new clients as compared to lower expenses in obtaining additional business from existing clients.

Failure of our computer systems may disrupt our operations.

      Our success largely depends on the uninterrupted operation of our computer and communications hardware systems. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. We presently have very limited redundant systems. We do not have a formal disaster recovery plan and we carry limited business interruption insurance to compensate for any losses that may occur. Our servers are also vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could materially and adversely affect us.

Our business may not grow if the Internet, as a medium of commerce and communications, does not continue to develop.

      Demand and market acceptance for recently introduced services and products like those offered by us are subject to a high level of uncertainty. The use of the Internet in marketing, advertising and commerce, particularly by those individuals and enterprises that have historically relied upon traditional means of marketing and advertising, generally requires the acceptance of a new way of conducting business and exchanging information. Enterprises that have already invested substantial resources in other means of conducting business and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing resources and infrastructure less useful. There can be no assurance that the market for our services will develop and if it fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our services do not achieve market acceptance, our business, operating results and financial condition will be materially adversely effected.

     Our ability to derive revenues will also depend upon a robust industry and the infrastructure for providing Internet access and carrying Internet traffic. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure or timely development of complementary products, such as high speed modems and bandwidths. Moreover, other critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access, and quality of service) remain unresolved and may impact the growth of Internet use. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be and remain a viable commercial marketplace. If the infrastructure necessary to support the Internet's commercial viability is not developed, or if the Internet does not become a viable marketplace, our business, operating results and financial condition would be materially and adversely effected.

Technological change may render our service obsolete.

      Our services, and the services and products we expect to offer in the future, are impacted by rapidly changing technology, evolving industry standards, emerging competition and frequent new service, software and other product introductions. There can be no assurance that we can successfully identify new business opportunities and develop and bring new services or products to market in a timely and cost-effective manner, or that services, products or technologies developed by others will not render our services or products noncompetitive or obsolete. In addition, there can be no assurance that services, products or enhancements introduced by us will achieve or sustain market acceptance or be able to effectively address compatibility, inoperability or other issues raised by technological changes or new industry standards. Our pursuit of technological advances may also require us to seek assistance from third parties.

We may be unable to protect our intellectual property.

      We believe that our success in our core business of interactive advertising is not dependent upon patents, copyrights or trademarks and we do not currently have any registered patents, copyrights or trademarks, although applications for various trademarks have been made. Consequently, we rely principally on a combination of common-law and statutory law to protect our proprietary information and know-how. We also utilize technology owned by third parties. There can be no assurance that licenses for any technology developed by third parties that might be required for our services would be available on reasonable terms, if at all.

      Although we do not believe that our services infringe the proprietary rights of any third parties, there can be no assurance that third parties will not assert claims based on our services or that any of those claims would not be successful. In addition, many of our competitors rely upon trade secret law. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our proprietary information, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation of this nature, whether or not successful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our business, financial condition and operating results. Furthermore, parties making claims against us could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief which could directly or indirectly prohibit us from providing certain services and products. A judgment of this nature could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to attract and retain qualified technical personnel.

      Our success depends upon our key technical personnel and senior management. The loss of the services of these persons could materially adversely affect our ability to develop our business. Competition for qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel in the Internet industry is intense, and we cannot be certain that we will be able to retain our key personnel or that we can attract, integrate or retain other highly qualified personnel in the future. We have experienced in the past, and may continue to experience in the future, difficulty in hiring and retaining candidates with appropriate qualifications.

Arbitrary determination of exercise price of warrants.

      The exercise price of the warrants was arbitrarily determined by us and the underwriter of our IPO, and bears no relationship to our assets, book value, results of operations or other established criteria of value. The factors considered in determining the exercise price included prevailing estimates of our business potential and earning prospects, the state of our development, an assessment of our management and the consideration of the foregoing factors in relation to market valuations of comparable companies. Such factors do not necessarily bear any relationship to our assets, accounting results, book value or other generally accepted criteria of value.

Absence of dividends.

      We have not paid any cash dividends on our common stock and do not anticipate paying any such cash dividends on our common stock in the foreseeable future. Earnings, if any, will be retained to finance future growth. Our ability to declare dividends on our common stock may be restricted by future financings or lenders, if any.

The selling securityholder may have to cease market-making activities, which may negatively impact the liquidity of our securities.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of securities may not simultaneously engage in market-making activities with respect to such securities during a specified period (which may be one or five days or such other period as the Commission may provide) prior to the commencement of such distribution. Accordingly, in the event the selling securityholder is engaged in a distribution of the securities offered hereby, it will not be able to make a market in our securities during the applicable restrictive period, which may have a negative impact on the liquidity of our securities.

Volatility of trading market may affect your investment.

      The market price for our securities has been and may continue to be highly volatile. Factors such as our financial results, introduction of new products in the marketplace, and various factors affecting the advertising industry and the Internet generally may have a significant impact on the market price of our securities, as well as price and volume volatility affecting small and emerging growth companies, in general, and not necessarily related to the operating performance of such companies.

Current prospectus and state registration required to exercise warrants.

      You will be able to exercise the warrants offered under this Prospectus only if a current prospectus relating to the common stock underlying the warrants is then in effect, and only if such common stock is qualified for sale or exempt from qualification under the applicable securities laws of the state in which you reside. Although we will use our best efforts to maintain the effectiveness of a current prospectus covering the common stock underlying the warrants, there can be no assurance that we will be able to do so. We will be unable to issue common stock to you if we do not keep effective a current prospectus covering the common stock issuable upon the exercise of the warrants, or if such common stock is not qualified nor exempt from qualification in the state in which you reside.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the securities offered by the selling securityholder. However, we will receive proceeds upon the exercise of the warrants offered by the selling securityholder. We will also receive $8.04 for each Representative's Warrant exercised (up to 100,000), which will entitle the selling securityholder to one share of common stock and one warrant, the securities offered hereby. We expect to use the net proceeds of any such exercises for working capital and general corporate purposes.

                            SELLING SECURITY HOLDERS

      This Prospectus relates to the sale by the selling securityholder of an aggregate of 100,000 shares of common stock and 100,000 warrants issuable upon exercise of the Representative's Warrants received in connection with our IPO. With respect to the shares of common stock issuable upon exercise of the warrants, this Prospectus also covers the issuance of the common stock upon such exercise and the subsequent sale by the holders thereof.

      The following table sets forth (i) the name of the selling securityholder,
(ii) the number of shares of common stock and warrants owned by the selling securityholder prior to the offering, (iii) the number of shares of common stock and warrants offered by the selling securityholder and (iv) the number of shares of common stock and warrants owned by the selling securityholder after completion of the offering. The selling securityholder acted as our underwriter in connection with our IPO.

                                                              NUMBER OF SHARES AND
                                       NUMBER OF SHARES       WARRANTS OFFERED FOR   NUMBER OF SHARES AND
                                      AND WARRANTS OWNED       ACCOUNT OF SELLING    WARRANTS OWNED AFTER
                                      PRIOR TO OFFERING         SECURITYHOLDER              OFFERING
                                      -----------------         --------------              --------

SELLING SECURITYHOLDER             SHARES(1)     WARRANTS    SHARES      WARRANTS     SHARES        WARRANTS
----------------------             ---------     --------    ------      --------     ------        --------

Donald & Co. Securities, Inc.      100,000       100,000     100,000     100,000         0              0

----------------------
(1) Does not include 50,000 shares of common stock issuable upon exercise of the warrants being offered by the selling securityholder.

      The selling securityholder has advised us that any sales of the shares of common stock and warrants and any shares of common stock which are issuable upon exercise of the warrants offered hereby may be effected from time to time by the selling securityholder as a registered broker-dealer in the normal course of its market-making activities or in transactions (which may include block transactions by or for the account of the selling securityholder) on the Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

      The selling securityhholder may effect such transactions by selling such securities directly to purchasers, through broker-dealers acting as agents for the selling securityholder or to broker-dealers who may purchase warrants or shares of common stock as principals and thereafter sell the securities from time to time on the Nasdaq SmallCap Market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). Pursuant to the warrant agreement governing the issuance of the securities offered by the selling securityholder, we have agreed to pay all expenses of registration on behalf of the selling securityholder.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of securities may not simultaneously engage in market-making activities with respect to such securities during a specified restricted period (which may be one or five days or such other period as the Commission may provide) prior to the commencement of such distribution. Accordingly, in the event the selling securityholder is engaged in a distribution of the securities offered hereby, it will not be able to make a market in our securities during the applicable restrictive period, which may have a negative impact on the liquidity of our securities. In addition, if the selling securityholder desires to sell securities, it will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of the securities offered by the selling securityholder.

                                     EXPERTS

      The audited financial statements incorporated by reference to this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are referenced in this Prospectus and Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference:

      (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Commission on March 31, 1999;

      (b) Proxy Statement on Schedule 14A dated April 29, 1999;

      (c) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 filed with the Commission on May 21, 1999;

      (d) Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999 filed with the Commission on August 16, 1999;

      (e) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the Commission on November 15, 1999; and

      (f) The description of our common stock and warrants is contained in the Registration Statement on Form SB-2, filed with the Commission on July 17, 1996 (File No. 333-4319).

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the respective dates of filings of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      We undertake to provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be directed to our Chief Financial Officer at 30 Broad Street, 16th Floor, New York, New York 10004. Telephone requests for such copies should be directed to the Chief Financial Officer at (212) 301-8800.

                                ----------------

      You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholder is offering to sell, and seeking offers to buy, shares of common stock and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock or warrants.

                                ----------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses in connection with the offering described in the Registration Statement:

SEC Registration Fee.............................................      $      *
Printing and Engraving Expenses..................................      $  5,000
Legal Fees and Expenses..........................................      $ 15,000
State Securities Qualification Fees..............................      $ 10,000
Accounting Fees and Expenses.....................................      $  2,500
Miscellaneous....................................................      $  5,000

    Total........................................................      $ 37,500
                                                                       ========

*Previously paid in connection with the Registration Statement on Form SB-2 filed in July 1996 (File No. 333-4319).

Item 15. Indemnification of Directors and Officers

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article SEVENTH of the Company's Certificate of Incorporation states that:

            (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

            (b)(1) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law. The right to indemnification conferred in this Article Seventh shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the Delaware General Corporation Law. The right to indemnification conferred in this Article Seventh shall be a contract right.

            (2) The Corporation may, by action of its board of directors, provide indemnification to such of the employees and agents of the Corporation and such other persons serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as is permitted by the Delaware General Corporation Law and the board of directors shall determine to be appropriate.

            (c) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law.

            (d) The rights and authority conferred in this Article Seventh shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

            (e) No amendment, modification or repeal of this Article Seventh, nor the adoption of any provision of this certificate of incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by the Delaware General Corporation Law, any amendment, modification or repeal of law shall eliminate or reduce the effect of this Article Seventh or adversely affect any right or protection then existing hereunder in respect of any acts of omissions occurring prior to such amendment, modification, repeal or adoption.

      The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. The Warrant Agreement contains provisions for indemnification by the Registrant of the selling securityholder against certain liabilities under the Act.

Item 16. Exhibits

3.1     --  Certificate of Incorporation of the Registrant*

3.1(a)  --  Form of Amendment to Certificate of Incorporation*

3.2     --  By-Laws of the Registrant*

3.2(b)  --  Form of Amendment to By-Laws*

4.1     --  Form of Common Stock Certificate*

4.2     --  Form of Warrant Certificate*

4.3     --  Form of Representative's Warrant Agreement*

4.4     --  Form of Warrant Agreement by and between Continental Stock
            Transfer & Trust Company and the Registrant*

5.1     --  Opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross,
            P.A.*

23.1    --  Consent of Arthur Andersen LLP**

23.2    --  Consent of Sills Cummis Zuckerman Radin Tischman Epstein & Gross,
            P.A. (contained in Exhibit 5.1)*

24.1    --  Powers of Attorney to sign Registration Statement (set forth on page
            II-6)

--------------

      *     Previously filed in connection with the Registration Statement on
            Form SB-2 filed in July 1996 (File No. 333-4319).
      **    Filed herewith.

Item 17. Undertakings

            The Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933, as amended (the "Act");

                  (ii) Reflect in the prospectus any facts or events which,
            individually or together, represent a fundamental change in the information in the registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

            (2) That, for determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (5) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of these securities.

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 7th day of February 2000.

                                               K2 DESIGN, INC.


                                               By: /s/Lynn Fantom
                                                   -----------------------------
                                                   Lynn Fantom, President

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lynn Fantom and Seth Bressman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent Registration Statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates stated:

          Signature                     Title                       Date
          ---------                     -----                       ----

/s/Lynn Fantom                President, Chief Executive       February 4, 2000
---------------------------   Officer and Director
Lynn Fantom                   (Principal Executive Officer)


/s/Matthew G. de Ganon        Chairman of the Board            February 4, 2000
---------------------------
Matthew G. de Ganon


/s/Seth Bressman              Chief Financial Officer          February 4, 2000
---------------------------   (Principal Financial and
Seth Bressman                 Accounting Officer)

/s/Douglas E. Cleek           Executive Vice President         February 4, 2000
---------------------------   and Director
Douglas E. Cleek


/s/David R. Sklaver           Director                         February 4, 2000
---------------------------
David R. Sklaver


/s/Steven N. Goldstein        Director                         February 4, 2000
---------------------------
Steven N. Goldstein


/s/Scott Munro                Director                         February 4, 2000
---------------------------
Scott Munro

                                  EXHIBIT INDEX

Exhibit Number

3.1     -- Certificate of Incorporation of the Registrant*

3.1(a)  -- Form of Amendment to Certificate of Incorporation*

3.2     -- By-Laws of the Registrant*

3.2(b)  -- Form of Amendment to By-Laws*

4.1     -- Form of Common Stock Certificate*

4.2     -- Form of Warrant Certificate*

4.3     -- Form of Representative's Warrant Agreement*

4.4     -- Form of Warrant Agreement by and between Continental StockTransfer &
           Trust Company and the Registrant*

5.1     -- Opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross,
           P.A.*

23.1    -- Consent of Arthur Andersen LLP**

23.2    -- Consent of Sills Cummis Zuckerman Radin Tischman Epstein & Gross,
           P.A. (contained in Exhibit 5.1)*

24.1    -- Powers of Attorney to sign Registration Statement (set forth on page
           II-6)

--------------

      *     Previously filed in connection with the Registration Statement on
            Form SB-2 filed in July 1996 (File No. 333-4319).
      **    Filed herewith.